UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2010

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

(c) On March 9, 2010, Tidewater Inc. (the “Company”) announced the promotion of Jeffrey M. Platt to the position of Chief Operations Officer of the Company. Mr. Platt will be responsible for overseeing the day-to-day marine and shipyard operations of the Company, both domestically and internationally. In recognition of this promotion, Mr. Platt’s annual base salary was increased to $400,000.

Mr. Platt, age 52, first joined the Company in 1996 as General Manager of our business activities in Brazil, following a 15-year career with Schlumberger Well Services and Rollins Environmental Services. Between 1996 and 2004, he gradually assumed responsibility for the Company’s business activities in South America, Mexico and the Caribbean. In March 2004, he was promoted to Senior Vice President and his responsibilities were expanded to include oversees operations activities in the Middle East and India. Mr. Platt was promoted to Executive Vice President of the Company in July 2006 with oversight responsibility for day-to-day marine operations both domestically and internationally.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued by Tidewater Inc. on March 9, 2010, announcing the promotion of Jeffrey M. Platt to Chief Operating Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

March 10, 2010	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom
Executive Vice President,
Secretary and General Counsel